

<ARTICLE>                     5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE DECEMBER
31, 1997 FINANCIAL STATEMENTS OF COMMERCIAL CREDIT COMPANY AND IS QUALIFIED IN
ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                             DEC-31-1997
<PERIOD-END>                                  DEC-31-1997
<CASH>                                             18,400
<SECURITIES>                                    1,093,900 <F1>
<RECEIVABLES>                                  11,521,500 <F2>
<ALLOWANCES>                                     (321,400)
<INVENTORY>                                             0 <F3>
<CURRENT-ASSETS>                                        0 <F3>
<PP&E>                                                  0 <F3>
<DEPRECIATION>                                          0 <F3>
<TOTAL-ASSETS>                                 13,058,700
<CURRENT-LIABILITIES>                                   0 <F3>
<BONDS>                                        10,228,900 <F4>
<PREFERRED-MANDATORY>                                   0 <F3>
<PREFERRED>                                             0 <F3>
<COMMON>                                                0
<OTHER-SE>                                      1,854,400 <F5>
<TOTAL-LIABILITY-AND-EQUITY>                   13,058,700
<SALES>                                                 0 <F3>
<TOTAL-REVENUES>                                1,741,100
<CGS>                                                   0 <F3>
<TOTAL-COSTS>                                   1,371,300
<OTHER-EXPENSES>                                        0 <F3>
<LOSS-PROVISION>                                  277,100 <F6>
<INTEREST-EXPENSE>                                574,100 <F6>
<INCOME-PRETAX>                                   369,800
<INCOME-TAX>                                      129,700
<INCOME-CONTINUING>                               240,100
<DISCONTINUED>                                          0 <F3>
<EXTRAORDINARY>                                         0 <F3>
<CHANGES>                                               0 <F3>
<NET-INCOME>                                      240,100
<EPS-PRIMARY>                                           0 <F3>
<EPS-DILUTED>                                           0 <F3>

<F1>  Includes the following items from the financial statements: total investments $1,093,900.
<F2>  Includes the following items from the financial statements: consumer finance receivables $11,137,000 and other receivables $384,500.
<F3>  Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.
<F4>  Includes the following items from the financial statements: certificates of deposit $57,300; short-term borrowings $3,871,600 and long-term debt $6,300,000.
<F5>  Includes the following items from the financial statements: additional paid-in capital $685,100 retained earnings $1,157,500; unrealized gain on investments $12,100; and cumulative translation adjustment $(300).
<F6>  Included in total costs and expenses applicable to sales and revenues.


